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                                                                    EXHIBIT 10.9

                         THE PEPSI BOTTLING GROUP, INC.
                          1999 LONG TERM INCENTIVE PLAN

1.       PURPOSE.

         The purposes of the 1999 Long Term Incentive Plan (the "Plan") are :
(1) to provide long term incentives to those persons with significant responsibility for the success and growth of The Pepsi Bottling Group, Inc. ("PBG") and its subsidiaries, divisions and affiliated businesses (collectively, the "Company"); (2) to assist the Company in attracting and retaining key employees on a competitive basis; and (3) to associate the interests of such employees with those of PBG shareholders.

2.       ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by a committee (the "Committee"), which (i) prior to the date on which PBG becomes a separately held public company, shall be the Compensation Committee of the Board of Directors of PepsiCo, Inc.; and (ii) after the date on which PBG becomes a separately held public company, shall be the Compensation and Management Development Committee (and any subcommittee thereof) of the Board of Directors of PBG (the "Board"). The committee described in the foregoing clause (ii) shall be appointed by the Board and shall consist of two or more outside members of the Board.

         (b) The Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted and any conditions which must be satisfied by employees before an award is made, to establish objectives and conditions for earning awards, to determine whether such conditions have been met and whether awards will be paid at the end of the award period, or when the award is exercised, or deferred, to determine whether payment of an award should be reduced or eliminated, and to determine whether such awards should qualify, regardless of their amount, as deductible in their entirety for federal income tax purposes.

         (c) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct
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of its businesses as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, PBG shareholders and any person receiving an award under the Plan.

         (d) The Committee may delegate to the Chief Executive Officer of PBG any or all of its authority under Sections 2(b) and 2(c).

3.       ELIGIBILITY.

         Each executive of the Company who is Salary Band I or above (or the equivalent) may, in the Committee's discretion, be granted any of the awards available under the Plan.

4.       AWARDS.

         (a) Types. Awards under the Plan include stock options, incentive stock options, performance units, stock appreciation rights, restricted stock and share awards.

                  (i) Stock Options. Stock options are rights to purchase shares of PBG Common Stock ("Common Stock") at a fixed price for a specified period of time. The purchase price per share of Common Stock covered by a stock option awarded pursuant to this Plan, including any incentive stock options, shall (A) for options granted on and after the date PBG becomes a separately held public company, be equal to or greater than the "Fair Market Value" of a share of PBG Common Stock on the date the stock option is awarded; and (B) for options granted prior to the date PBG becomes a separately held public company, be the price per share at which Common Stock is initially offered for sale to the public. "Fair Market Value" means an amount equal to the average of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or, if no sales of Common Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth.

                  (ii) Performance Units. Performance units are rights to receive up to 100% of the value of shares of Common Stock as of the date of grant, which value may be paid in cash or Common Stock, without payment of any amounts to PBG. The full and/or partial payment of performance unit awards granted under this Plan will be made only upon certification by the Committee of the attainment by PBG, over a performance period established by the Committee, of any one or more performance targets, which have been established by the Committee and which are based on objective criteria,

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including (without limitation) one or more of the following: EBITDA, earnings per share, revenue growth, corporate earnings, return on investment, total shareholder return, profits, cash flow, market value added, economic value added or any of the foregoing against industry and peer comparisons. No payment will be made if the targets are not met.

                  (iii) Stock Appreciation Rights. Stock appreciation rights ("SARs") are rights to receive the difference between (A) for SARs granted on and after the date PBG becomes a separately held public company, the Fair Market Value of a share of PBG Common Stock on the grant date, and for SARs granted prior to the date PBG becomes a separately held public company, the price per share at which Common Stock is initially offered for sale to the public, and (B) the Fair Market Value of a share of Common Stock on the date the SAR is exercised.

                  (iv) Restricted Stock. The full and/or partial vesting of any restricted stock award made to key employees under this Plan will occur in accordance with a vesting schedule established by the Committee or upon the attainment by PBG of primary or secondary targets established by the Committee at the time the award is made. These targets shall be based on objective criteria, including (without limitation) one or more of the following: EBITDA, earnings per share, revenue growth, corporate earnings, return on investment, total shareholder return, profits, cash flow, market value added, economic value added or any of the foregoing against industry and peer comparisons.

                  (v) Share Awards. Share awards are grants of shares of Common Stock. The Committee may grant a share award to any eligible employee on such terms and conditions as the Committee may determine in its sole discretion. Share awards may be made as additional compensation for services rendered by the eligible employee or may be in lieu of cash or other compensation to which the eligible employee is entitled from the Company.

         (b) Supplemental Awards. Employees who are newly hired or promoted into eligible status or certain eligible employees who are promoted during the vesting period may be granted supplemental pro rata grants or supplemental incremental grants of stock options and/or performance units, as determined by the Committee in its sole discretion.

         (c) Negative Discretion. Notwithstanding the attainment by PBG of any target specified under this Plan, the Committee has the discretion, by participant, to reduce some or all of an award that would otherwise be paid.

         (d) Guidelines. The Committee may, from time to time, adopt written policies for its implementation of the Plan. Any such policies shall be consistent


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with the Plan and may include, but need not be limited to, the type, size and term of awards to be made, and the conditions for payment of such awards.

         (e) Maximum Awards. An eligible employee may be granted multiple awards under the Plan, but no one employee may be granted awards which would result in his or her receiving, in the aggregate, during the term of the Plan, more than 25% of the maximum number of shares available for award under the Plan. Solely for the purposes of determining whether this maximum is met, a performance unit or SAR shall be treated as entitling the holder thereof to one share of Common Stock.

         (f) Employment by the Company. To the extent the vesting, exercise, or term of any stock option award is conditioned on employment by the Company, an award recipient whose Company employment terminates through a Company-approved transfer to an allied organization (i) shall vest in and be entitled to exercise any stock option award immediately prior to the transfer, (ii) shall have employment with the allied organization treated as employment by the Company in determining the term of such award and the period for exercise, and (iii) shall have the allied organization considered part of the Company for purposes of applying the misconduct provisions of Section 8. The Chief Personnel Officer shall specify the entities that are considered allied organizations as of any time.

5.       SHARES OF STOCK SUBJECT TO THE PLAN.

         The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 15,000,000 shares of Common Stock, as adjusted, if appropriate, pursuant to Section 7 hereof.

6.       DEFERRED PAYMENTS.

         The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.       DILUTION AND OTHER ADJUSTMENTS.

         In the event of (i) any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (ii) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (iii) any partial or complete liquidation, or (iv) other similar corporate change, such equitable adjustments shall be made in the Plan and the

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awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan.

8.       MISCONDUCT.

         If the Committee or its delegate determines that a participant has, at any time prior to, or within twelve months after, the exercise of any option granted hereunder or the vesting of any other award made hereunder committed "Misconduct", then the Committee may, in its sole discretion: (i) cancel any outstanding option or other award granted hereunder and (ii) require the participant to pay to the Company any and all gains realized from any options or awards granted hereunder which were exercised, in the case of options, or vested, in the case of other awards, within the twelve month period immediately preceding the date of such cancellation (or if there is no cancellation, the date on which such claim for payment is made). A participant commits Misconduct if the Committee or its delegate determines that the participant: (a) Competed (as defined below) with the Company; (b) engaged in any act which is considered by the Committee to be contrary to the Company's best interests, including, but not limited to, recruiting or hiring away employees of the Company; (c) violated the Company's Code of Conduct or engaged in any other activity which constitutes gross misconduct; (d) engaged in unlawful trading in the securities of PBG or of any other company based on information gained as a result of his or her employment with the Company; or (e) disclosed to an unauthorized person or misused confidential information or trade secrets of the Company. This paragraph shall also apply in the case of a former Company employee (including, without limitation, a retired or disabled employee) who commits Misconduct after his or her employment with the Company terminated.

         "Competed" shall mean (i) worked for, managed, operated, controlled or participated in the ownership, arrangement, operation, or control of, or be connected with or served on the board of directors of any company or entity which engages in the production, marketing or sale of any product or service produced, marketed or sold by the Company; or (ii) any action or omission which is injurious to the Company or which diverts customers or suppliers from the Company.

9.       MISCELLANEOUS PROVISIONS.

         (a) Rights as Shareholder. A participant in the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of Common Stock are issued to such participant.


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         (b) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award granted under the Plan or any rights or interests therein shall be assignable or transferable by a participant, except by will or the laws of descent and distribution.

         (c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall approve.

         (d) Requirements for Transfer. No share of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or PBG shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         (e) Withholding Taxes. PBG shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards, and with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligations of PBG to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

         (f) No Rights to Awards. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         (g) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PBG and not charged to any award nor to any employee receiving an award.

         (h) Funding of Plan. The Plan shall be unfunded. PBG shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10.      EFFECTIVE DATE, AMENDMENTS AND TERMINATION.


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         (a) Effective Date. The Plan was approved by the Board and shall be effective as of March 30, 1999.

         (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore granted under the Plan.

                  In the event the Plan is approved by shareholders of PBG after the date PBG becomes a separately held public company (the "initial approval"), then (unless prior approval by the shareholders of PBG is obtained) no amendment of the Plan adopted after such initial approval shall be effective which would
(i) increase the maximum number of shares of Common Stock which may be delivered under the Plan or to any one individual, except to the extent such amendment is made pursuant to Section 7 hereof, (ii) extend the maximum period during which awards may be granted under the Plan or (iii) modify the requirements as to eligibility for participation in the Plan.

                  The Committee may, at any time, amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan; provided, however, that if such amendment is adverse to the participant, the amendment shall not be effective unless and until the participant consents, in writing, to such amendment.

         (c) Termination. No awards shall be made under the Plan after December 31, 2004.





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